Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Emily Parenteau +1.215.299.6288
emily.parenteau@fmc.com
Investor Contact: Michael Wherley +1.215.299.6543
michael.wherley@fmc.com

FMC Corporation Announces Election of John Davidson to Board of Directors

PHILADELPHIA, July 13, 2020 - FMC Corporation (NYSE:FMC) announced the election of Carol Anthony (“John”) Davidson to the company’s Board of Directors, effective July 13, 2020. He will serve as a member of the Board’s Audit and Sustainability Committees.
Davidson brings to the FMC Board his extensive experience as a finance leader in global corporations across multiple industries. He has a strong track record of building and leading global teams and implementing governance and controls processes. He previously served as senior vice president, controller and chief accounting officer of Tyco International from 2004 to 2012 where he led financial reporting, internal controls and accounting policies and processes. Prior to Tyco, Davidson held senior global leadership positions in finance and related disciplines at Eastman Kodak Company and Dell Computer Corporation. He is a Certified Public Accountant and began his career at Arthur Andersen & Co.
“We are honored to welcome John to the FMC Board of Directors,” said Mark Douglas, president and chief executive officer of FMC. “He brings extensive financial experience and broad capabilities in several critical areas, including risk, compliance, audit and accounting. The Board looks forward to his engagement and contributions.”
Davidson currently serves on the board of directors of TE Connectivity and Legg Mason. He previously was a director at Allergan, Plc., DaVita, Inc., and Pentair, Plc., and served on the board of governors of the Financial Industry Regulatory Authority, which regulates and oversees the U.S. financial industry in the interest of investor protection and market integrity. He was also a trustee of the Financial Accounting Foundation, an organization that oversees the processes for setting financial accounting and reporting standards in the U.S.

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“I am pleased to join the FMC Corporation board at this important time,” said Davidson. “It has been exciting to see the transformation of this company over the last several years into a fast-growing agricultural sciences leader. I look forward to working with the CEO, Mark Douglas, the directors and the management team in executing the company’s growth strategy and continuing to build long-term shareholder value.”
About FMC
FMC Corporation, an agricultural sciences company, provides innovative solutions to growers around the world with a robust product portfolio fueled by a market-driven discovery and development pipeline in crop protection, plant health, and professional pest and turf management. This powerful combination of advanced technologies includes leading insect control products based on Rynaxypyr® and Cyazypyr® active ingredients; Authority®, Boral®, Centium®, Command® and Gamit® branded herbicides; Talstar® and Hero® branded insecticides; and flutriafol-based fungicides. The FMC portfolio also includes biologicals such as Quartzo® and Presence® bionematicides. FMC Corporation employs approximately 6,400 employees around the globe. To learn more, please visit www.fmc.com.

FMC, the FMC logo, Rynaxypyr, Cyazypyr, Authority, Boral, Centium, Command, Gamit, Talstar, Hero, Quartzo and Presence are trademarks of FMC Corporation or an affiliate. Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. Hero® insecticide is a restricted use pesticide in the United States.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the risk factors and other cautionary statements included within FMC’s 2019 Form 10-K filed with the SEC as well as other SEC filings and public communications. FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

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